Exhibit 23.4

                         CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the inclusion in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Medtronic, Inc. of our report dated February 19, 1996, which appears on page F-2 of the Proxy Statement/Prospectus in connection with the financial statements of InStent Inc. for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Minneapolis, Minnesota
May 24, 1996